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                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                           VARIABLE CONTRACT ACCOUNT-2
                              RULES AND REGULATIONS

                                    ARTICLE I

                                     GENERAL

Section 1. Name. The name of this account shall be The Prudential Variable Contract Account-2 ("VCA-2").

Section 2. Purpose. VCA-2 is a variable contract account established pursuant to the provisions of Chapter 35A of Title 17 of the Revised Statutes of New Jersey, as amended. Its purpose is to provide a funding medium for such contracts on a variable basis issued and administered by The Prudential Insurance Company of America ("Prudential") as Prudential shall elect to designate as participating therein.

                                   ARTICLE II

                MEETINGS OF PERSONS HAVING VOTING RIGHTS IN VCA-2

Section 1. Meetings. Meetings of the persons having voting rights in respect of VCA-2 under Section 6 of this Article may be called by a majority of the Committee referred to in Article III hereof. The notice of the meeting shall state the purpose or purposes of the meeting. All such meetings shall be held at the Corporate Home Office of Prudential or at such other place as may be determined by the Committee, at the time and place stated in the notice of the meeting.

Section 2. Required Meetings. (a) In the event that at any time less than a majority of members of the Committee holding office at that time were elected by persons having voting rights in respect of VCA-2, the Committee shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of such persons for the


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purpose of electing Committee members to fill any existing vacancies, unless the
United States Securities and Exchange Commission shall by order extend such period.

Section 3. Notice of Meeting. A written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by mail, postage prepaid, to each person having voting rights in respect of VCA-2 as of the date of such meeting, at his address as carried on the records of VCA-2. Such notice shall be placed in the mail not less than 25 days prior to the date of the meeting.

Section 4. Quorum. Persons entitled to cast more than thirty-five percent of the votes which may be cast in accordance with Section 6 of this Article II, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting provided for by this Article, except insofar as a higher quorum for the transaction of any particular item of business may be required by applicable law. If a quorum shall not be present, persons entitled to cast more than fifty percent of the votes represented in person or by proxy at the meeting may adjourn the meeting to some later time. When a quorum is present, the vote of more than fifty percent of the votes represented in person or by proxy shall determine any question except as may be otherwise provided by these Rules and Regulations or by law.

Section 5. Proxies. A vote may be cast either in person or by proxy duly executed in writing. A proxy for any meeting shall be valid for any adjournment of such meeting.

Section 6. Voting. (a) For the purpose of determining the persons having voting rights in respect of VCA-2 who are entitled to notice of and to vote at any meeting of such persons or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of any other action, the Committee may fix, in advance, a date as the record date for any such determination of such persons. Such date shall not be


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more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action.

(b) The following persons shall have voting rights in respect of VCA-2 as of the date of any meeting provided for by this Article:

              (1) each person who had an individual accumulation account in VCA-2 as of the record date fixed in accordance with paragraph (a) of this Section; and

              (2) each other person for whom a reserve liability was held in VCA-2 as of the record date so fixed.

(c) The number of votes which each such person described in Paragraph (b)(1) of this Section may cast at a meeting provided for by this Article shall be equal to the number of dollars and fractions thereof in his individual accumulation account in VCA-2 as of the record date fixed in accordance with Paragraph (a) of this Section. The number of votes which each such person described in Paragraph
(b)(2) of this Section may cast at a meeting provided for by this Article shall be equal to the aggregate number of dollars and fractions thereof of reserve liability as of the record date so fixed.

Section 7. Order of Business. The order of business at the meetings provided for in this Article shall be determined by the presiding officer.

Section 8. Inspectors. At each meeting of persons having voting rights in respect of VCA-2 the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies or the acceptance or rejection of votes shall be decided by three inspectors. Such inspectors, who need not be persons having voting rights in respect of VCA-2, shall be appointed by the Committee before the meeting, or if no such appointment shall have been made, then by the presiding officer of the meeting. In the event of failure, refusal or


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inability of any inspector previously appointed to serve, the presiding officer may appoint any person to fill such vacancy.

                                   ARTICLE III

              THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2 COMMITTEE

Section 1. Composition. The Prudential Variable Contract Account-2 Committee ("Committee") shall consist of not less than three or more than nine members. The initial Committee, which shall consist of five members, shall be appointed by the Chairman of the Board and Chief Executive Officer, the President or the Vice Chairman of Prudential. The Committee shall, prior to giving notice of each meeting at which members of the Committee are to be elected, fix the number of members that shall constitute the Committee until the next such meeting. The members of the Committee elected at the June 1989 meeting of persons having voting rights in respect of VCA-2 shall serve indefinite terms. Any vacancy may be filled either by vote of the Committee pursuant to Section 9 of this Article or by a ballot at a meeting of persons having voting rights in respect of VCA-2. Members elected to the Committee pursuant to Section 9 of this Article shall serve until the next meeting of persons having voting rights in respect of VCA-2. Members elected by vote of persons having voting rights in respect shall serve indefinite terms. Members of the Committee need not have voting rights in respect of VCA-2.

Section 2. Powers. The Committee shall have the following powers:

              (a) to negotiate and approve agreements, required by the Investment Company Act of 1940, entered into by VCA-2 providing for services relating to investment management and to the sale of contracts on a variable basis issued and administered by Prudential to the extent they include participating interests in VCA-2 and to submit any agreement for


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              investment management services to the persons having voting rights in respect of VCA-2 for their approval;

              (b) to determine the initial fundamental investment policy of VCA-2 and review investments made for VCA-2 to determine that they conform to such policy;

              (c) to consider changes in the fundamental investment policy of VCA-2 and submit any recommendations with respect thereto to the persons having voting rights in respect of VCA-2 for their approval;

              (d)    to select an independent public accountant for VCA-2;

              (e) to amend these Rules and Regulations without the approval of persons having voting rights in respect of VCA-2;

              (f) to authorize the filing of all registration statements and applications for exemptions, and related reports and documents to be filed by VCA-2 with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933 and the rules and regulations thereunder; and

              (g) to perform such additional acts for VCA-2 as may be required to comply with the Investment Company Act of 1940 or as may be necessary to carry out the functions of VCA-2 as provided for by resolution of the Board of Directors of Prudential.

Section 3. Subcommittees. The Committee may elect by vote of a majority thereof, which majority shall include a majority of the members who are not affiliated persons of Prudential, two or more of its members to constitute an Executive Subcommittee, which subcommittee shall have, and may exercise when the Committee is not in session, any or all powers of the Committee.


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       The Committee by a majority thereof may appoint from among its members other subcommittees, from time to time, and may determine the number of members (not less than two) composing such subcommittees, and their functions.

       Each subcommittee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any subcommittee shall be fixed by the Committee but no member of a subcommittee shall hold office after the first meeting of the Committee following a meeting of the persons having voting rights in VCA-2 at which one or more members of the Committee is elected, unless reappointed.

Section 4. Meetings. Regular meetings of the Committee shall be held at such places and at such times as the Committee, by majority vote, may determine from time to time, and if so determined, no call or notice thereof need be given except that at least two days' notice shall be given of the first regular meeting following a change in the date of regular meetings. Special meetings of the Committee may be held at any time or place, whenever called by the Chairman of the Committee, or two or more members of the Committee. Notice thereof shall be given to each member by the Secretary or any Assistant Secretary to the Committee, unless all members are present or unless those not present shall have waived notice thereof in writing, which waivers shall be filed with the records of the meeting. Notice of special meetings stating the time and place thereof shall be given by mail to each member at his residence or business address at least two days before the meeting, or by delivering or telephoning the same to him personally or by telephoning the same to him at his residence or business address at least one day before the meeting; provided, that the Chairman of the Committee may prescribe a shorter notice to be given personally or by telephone or telegraph to each member at his residence or business address. The Chairman of the Committee shall preside at all meetings of the Committee at which he is present.


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Section 5. Quorum. A majority of the members of the Committee shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting except as otherwise provided by law, or by these Rules and Regulations.

Section 6. Action Other Than at Meetings. Any action which may validly be taken by the Committee at a regular or special meeting thereof may also be taken without a meeting, provided that unanimous approval of such action has been obtained either by telephonic communication with or in writing from each member of the Committee. A record of any such action shall be maintained as part of the minutes of the meetings of the Committee.

Section 7. Officers. At the first meeting of the Committee and at the first meeting following each meeting of persons having voting rights in respect of VCA-2 at which one or more members of the Committee is elected, the Committee shall elect one of its members to act as Chairman of the Committee and he shall hold office until his successor is elected and qualified.

       The Committee shall appoint a Secretary to the Committee and such other officers and assistant officers as it may deem advisable. With the exception of the Chairman, none of the officers or assistant officers need be members of the Committee. The Secretary and any Assistant Secretary shall have the power to certify the minutes of the meetings, or any portion thereof, of the persons having voting rights in respect of VCA-2 and of the Committee, shall perform the duties customarily associated with the Secretary of a corporation, and shall perform such other duties and have such other powers as the Committee shall designate from time to time. All other officers and assistant officers shall perform such duties and have such powers as the Committee shall designate from time to time.


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Section 8. Resignations. Any member of the Committee, the Chairman, the
Secretary or any other officer or assistant officer may resign his membership or office at any time by mailing or delivering his resignation in writing to the Chairman or to a meeting of the Committee. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon acceptance thereof by the Committee.

Section 9. Vacancies. (a) Vacancies occurring by reason of death, resignation or otherwise of members of the Committee may be filled by a majority vote of all the remaining members, provided that, immediately after filling any such vacancy at least two-thirds of the members then holding office shall have been elected to such office by persons having voting rights in respect of VCA-2. Members elected pursuant to this Section shall serve until the next meeting of the persons having voting rights in respect of VCA-2.

(b) The Committee shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number, provided there are at least three members in office. If the office of any member of any subcommittee, or the Chairman of the Committee, the Secretary or any other officer or assistant officer becomes vacant, the Committee may elect a successor by vote of a majority of the members then in office. Each successor shall hold office until his successor shall be duly elected or appointed and qualified.

Section 10. Removal. Any member of the Committee, the Chairman, the Secretary or any other officer or assistant officer may be removed from office by a vote of three-fifths of the Committee members then in office.

       No person shall serve as a member of the Committee after the persons having two-thirds or more of the voting rights in respect of VCA-2 have declared, either in a writing


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filed with Prudential or by votes cast in person or by proxy at a meeting, called for such purpose, of persons having voting rights in respect of VCA-2, that such person should be removed as a Committee member.

       The Committee shall promptly call a meeting of persons with voting rights in respect of VCA-2 to vote on the removal of any Committee member when asked to do so by persons having 10% or more of the voting rights in respect to VCA-2.

       Whenever ten or more persons having voting rights in respect of VCA-2 who hold, in the aggregate, interests in VCA-2 having an asset value of at last $25,000 or 1% of the voting rights in respect to VCA-2, whichever is less, shall advise the Committee in writing that they wish to communicate with other persons having voting rights in respect of VCA-2 with a view to a request for a meeting for the purpose of removing any member or members of the Committee from office, and such advice is accompanied by a form of communication and request which they wish to transmit, the Committee shall within five business days after receiving such advice either afford such persons access to a list of the names and addresses of persons having voting rights in respect of VCA-2 or inform them as to the approximate number of persons having voting rights in respect of VCA-2 and the approximate cost of mailing the proposed form of communication and request.

       If the Committee elects to provide the information regarding the approximate number of persons having voting rights in respect of VCA-2 and the approximate cost of mailing to them the proposed communication and form of request, the Committee, upon the written request of those desiring such a mailing, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all persons having voting rights in respect of VCA-2 at their addresses of record, unless within five business days after such tender the Committee shall mail to the persons requesting the mailing and file with the U.S. Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the members of the Committee to the effect that


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in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

       The Committee shall mail copies of such material to all persons having voting rights in respect of VCA-2 with reasonable promptness after the entry of an order by the Securities and Exchange Commission so providing and the renewal of such tender.

Section 11. Indemnification of Directors and Officers.

(a) Indemnification. VCA-2 shall indemnify present and former directors, officers, employees and agents of the Account (each a "Covered Person") against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.

(b) Advances. VCA-2 shall advance the expenses of Covered Persons who are parties to any proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(c) Procedure. Pursuant and subject to paragraphs (a) and (b), VCA-2 shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by VCA-2.

                                   ARTICLE IV

                                  COMPENSATION


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       The members of the Committee who are affiliated with Prudential shall not receive any additional compensation for services which they may perform for or on behalf of VCA-2. Members of the Committee who are not so affiliated shall be compensated by Prudential. The Secretary and other officers or assistant officers shall serve without additional compensation.

                                    ARTICLE V

                        CHANGE IN CLASSIFICATION OF VCA-2

       Any plan of reorganization pursuant to which the classification of VCA-2 is changed from a management company to a unit investment trust, as defined in
Section 4(2) of the Investment Company Act of 1940, must be submitted to the persons holding voting rights in respect of VCA-2 and approved by a majority of the votes cast by such persons.